UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Extended Stay America, Inc.	ESH Hospitality, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

46-3140312	27-3559821
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

11525 N. Community House Road, Suite 100

Charlotte, North Carolina

(Address of principal executive offices)

28277

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share of Extended Stay America, Inc. and Class B Common Stock, par value $0.01 per share, of ESH Hospitality, Inc., which are attached and trade together as a Share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: _______________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to Be Registered.

This registration statement relates to the common stock, $0.01 par value per share, of Extended Stay America, Inc. and the Class B common stock, $0.01 par value per share, of ESH Hospitality, Inc. (together, the “Registrants”), which are attached and trade together as a Share. Reference is made to the information set forth under the caption “Description of Our Capital Stock” in the Prospectus constituting a part of the Registration Statement on Form S-3 filed by the Registrants with the Securities and Exchange Commission on June 5, 2015 (File No. 333-204781), which information is incorporated herein by reference, except that the information under “Description of Our Capital Stock—Listing” is hereby updated to read “The Paired Shares are listed on The Nasdaq Global Select Market under the symbol “STAY.” Any prospectus subsequently filed by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this registration statement.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrants are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: June 25, 2018	By:	/s/ Christopher N. Dekle
		Name:	Christopher N. Dekle
		Title:	General Counsel and Corporate Secretary

ESH HOSPITALITY, INC.

Date: June 25, 2018	By:	/s/ Christopher N. Dekle
		Name:	Christopher N. Dekle
		Title:	General Counsel and Corporate Secretary